Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	William E. Doyle, Jr.
October 29, 2010		Paul M. Harbolick, Jr.
(703) 814-7200

Alliance Bank Announces New Commercial Banking Executive
CHANTILLY, VA — Alliance Bankshares Corporation (NASDAQ — ABVA) announced today George F. Cave is joining the Company as Executive Vice President — Head of Commercial Banking. In his new role, Mr. Cave will be responsible for leading the commercial banking line of business, with a focus on traditional commercial borrowers, real estate investors and builders, and title agency relationships.
“George is an outstanding addition to our executive leadership team”, noted William E. Doyle, Jr., President and Chief Executive Officer. His local market knowledge and connections, coupled with his extensive banking and lending background, will be invaluable as we continue the strategic repositioning of Alliance Bank. Through George’s leadership, we’ll be strongly positioned to accomplish our strategic goals of diversifying the Bank’s loan portfolio and growing low cost core deposits associated with small-to-medium size business clients and professional firms. An immediate emphasis will be placed on lending opportunities which take advantage of the recently enhanced SBA loan programs.”
“This is an excellent time for me to join Alliance Bank, providing an opportunity to effectively apply my knowledge of the Northern Virginia business community and diverse banking experience to achieve the Bank’s goals, stated Mr. Cave. I’m confident I will be a vital contributor to achieving the vision Bill and the Board have for the Company. As the economy continues to recover, I believe Alliance will be well positioned to return to the ranks of high performing community banks.”
Mr. Cave has over 30 years of commercial banking and lending experience, including 25 years in the Metropolitan Washington, DC area serving in a variety of banking leadership roles for SunTrust Bank. Within the community, Mr. Cave presently serves on the Board of Directors for Fairfax Chamber of Commerce, where he is a past Chairman of the Board, and as a Director of the American Heart Association/Greater Washington. He is also a Director of NOVEC Energy Solutions. Previous community leadership roles included serving as Chairman of the Board for the Alexandria Chamber of Commerce and as a Director of Alexandria Hospital.
A graduate of University of Virginia’s McIntire School of Commerce, Mr. Cave started his banking career at North Carolina National Bank in 1979. Subsequently, he joined United Virginia Bank in Richmond, relocating to Northern Virginia in 1986 to lead the

Bank’s Middle Market Commercial Banking Group. Additional leadership roles included serving as Corporate Senior Vice President and Commercial Line of Business Manager and leading SunTrust’s Private Wealth Management Credit Advisory Services Group. Mr. Cave is also an Accredited Wealth Management Advisor.
Cautionary Statement Regarding Forward-Looking Statements. Certain statements contained in this report that are not historical facts may constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend” or words of similar meaning. These statements are inherently uncertain; there can be no assurance that the underlying assumptions will prove to be accurate. These forward-looking statements include statements relating to the Company’s anticipated future performance, mix of assets and liabilities and effects of efforts to reposition its business. Readers should not place undue reliance on such statements, which speak only as of the date of this release. The Company does not undertake to update any forward-looking statement that may be made from time to time by it or on its behalf.
Forward-looking statements are subject to risks, assumptions and uncertainties, and could be affected by many factors. Some factors that could cause the Company’s actual results to differ materially from those anticipated in these forward-looking statements include: interest rates, general business conditions, as well as conditions within the financial markets, general economic conditions, unemployment levels, the legislative/regulatory climate, including the effect of the Dodd-Frank Wall Street Reform Act and Consumer Protection Act of 2010 and related regulations, regulatory compliance costs, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve, the quality/composition of the loan portfolios and the value of related collateral, the value of securities the Company holds, charge-offs on loans and the adequacy of the allowance for loan losses, loan demand, deposit flows, counterparty strength, competition, reliance on third parties for key services, the health of the real estate markets, the outcome of the Company’s repositioning initiatives, and changes in accounting principles.
More information on Alliance Bankshares Corporation can be found online at
www.alliancebankva.com, or by phoning an Alliance office.
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